Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report (and to all references to our Firm) dated June 9, 1999 into the Company's previously filed Registration Statements (File No. 333-92290-99, 333-36361, 333-36427, 333-47401, 333-47267,
333-47849,  333-52585,  333-34883,  333-43399).  It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, nor performed any audit procedures subsequent to the date of our reports.




/s/ ARTHUR ANDERSEN LLP



ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 9, 1999